U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2022

ODYSSEY HEALTH, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-56196	47-1022125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

2300 West Sahara Avenue, Suite 800 - #4012, Las Vegas, NV	89102
(Address of principal executive offices)	(Zip Code)

(702) 780-6559

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock ($0.001 par value)	ODYY	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2022, Odyssey Health, Inc., formerly known as Odyssey Group International, Inc. (the “Company”) initiated a private placement of up to fourteen million two hundred eighty-five thousand seven hundred fourteen (14,285,714) Units, with each unit consisting of one (1) share of the Company’s common stock, par value one tenth of a cent ($0.001) per share (the “Common Stock” or “Shares”) and one-half of an accompanying warrant (the “Investor Warrants”) to purchase one Share, at a combined purchase price per Unit of thirty-five cents ($0.35) (the “Private Placement”). The Investor Warrants have a term of five (5) years, an exercise price of $0.70 per share, may be exercised in certain circumstances on a cashless basis, and are exercisable immediately upon issuance.

The Share and Investor Warrant comprising each Unit are immediately separable and are issued separately. The Private Placement is being made on a “Minimum” basis, and accordingly, once the minimum gross proceeds of nine hundred ninety-nine thousand nine hundred ninety-nine and seventy cents ($999,999.70), before deducting introducing broker placement fees and other offering expenses, has been raised, upon clearance of the funds on deposit and approval of the subscription by the Company, the Units are to be promptly distributed to the investors. The maximum amount to be offered under the Private Placement is four million nine hundred ninety-nine thousand nine hundred ninety-nine and ninety cents ($4,999,999.90).

On May 3, 2022, the second closing of the Private Placement (the “Second Closing”) occurred, following the satisfaction of customary closing conditions, pursuant to which the Company issued one million seven hundred eighty-one thousand three hundred fifty-eight (1,781,358) Units, consisting of one million one hundred eighty-seven thousand five hundred seventy-two (1,187,572) shares of common stock and warrants to purchase five hundred ninety-three thousand seven hundred eighty-six (593,786) shares of common stock, and received four hundred fifteen thousand six hundred fifty dollars and twenty cents ($415,650.20) in gross proceeds before deducting introducing broker placement fees and other offering expenses.

In connection with the Second Closing, the Company entered into the following agreements with nine accredited investors (the “Purchasers”):

•	A Subscription Agreement, dated May 3, 2022, by and between the Company and the certain purchasing security holders
•	A Stock Purchase Agreement, dated April 14, 2022, by and between the Company and the certain purchasing security holders
•	A Warrant Agreement, dated May 3, 2022, by and between the Company and the certain purchasing security holders
•	A Registration Rights Agreement (the “Registration Rights Agreement”), dated May 3, 2022, by and among the Company and the certain purchasing security holders

The Company will be required to (i) file within sixty (60) calendar days of the date of the Final Closing of the Private Placement, a registration statement registering for resale all shares of Common Stock issued or issuable upon exercise of the Investor Warrants issued, (ii) use its best efforts to have all such registration statements declared effective within the periods set forth in the Registration Rights Agreement, and (iii) use its best efforts to keep such registration statements effective during the periods set forth in the Registration Rights Agreement. In the event that such registration statements are not declared effective within the periods set forth in the Registration Rights Agreement, any such effective registration statements subsequently become unavailable, or use of the prospectus contained in such registration statements is suspended for certain periods of time, we would be required to pay certain liquidated damages to the investors named therein.

The Company received net proceeds of three hundred seventy-four thousand eighty-five dollars and eighteen cents ($374,085.18) from the Second Closing, after deduction for offering expenses.

The total net proceeds received by the Company from the First Closing and Second Closing were one million two hundred twenty-three thousand three hundred eighty-seven dollars and eighteen cents ($1,223,387.18).

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Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

We issued and sold the Shares and Warrants and may issue the shares of common stock issuable upon exercise of the Warrants in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. In connection with the Purchasers’ execution of the Stock Purchase Agreement, the Purchasers represented to us that they are each an “accredited investor” as defined in Regulation D of the Securities Act and that the securities to be purchased by them will be acquired solely for their own account and not with a view to or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities law.

This Current Report on Form 8-K does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for the person to make the offer or solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odyssey Group International, Inc.

By:	/s/ Joseph Michael Redmond
Joseph Michael Redmond Chief Executive Officer

Date:  May 6, 2022

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